Exhibit 10.1

EIGHTH AMENDMENT TO CREDIT AGREEMENT

This EIGHTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) dated as of March 14, 2023 (the “Eighth Amendment Effective Date”), is among HIGHPEAK ENERGY, INC., a Delaware corporation (the “Borrower”), WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent (in such capacity, the “Administrative Agent”), each Issuing Bank, the Guarantors, and the financial institutions party hereto as Lenders.

RECITALS

A.         The Borrower, the Administrative Agent and the Existing Lenders are party to that certain Credit Agreement dated as of December 17, 2020 (as may be amended, restated, or otherwise modified from time to time, the “Credit Agreement”), pursuant to which the Existing Lenders have made certain credit available to and on behalf of the Borrower.

B.         The Borrower has requested amendments to certain provisions of the Credit Agreement, including the addition of the New Lender, and the parties hereto have agreed to amend certain provisions of the Credit Agreement, as more fully set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.    Defined Terms. Each capitalized term which is defined in the Credit Agreement, but which is not defined in this Amendment, shall have the meaning ascribed such term in the Credit Agreement after giving effect to this Amendment. Unless otherwise indicated, all references to sections in this Amendment refer to sections in the Credit Agreement. For the purposes of this Amendment, the following term shall have the following meaning:

“Existing Lenders” means, collectively, Wells Fargo Bank, National Association, Fifth Third Bank, National Association, Citizens Bank N.A., Bank of America, N.A., Credit Suisse AG, New York Branch, BOKF, NA dba Bank of Texas, Amarillo National Bank, UMB Bank n.a. and Zions Bancorporation, N.A. dba Amegy Bank.

“New Lender” means, Texas Capital Bank.

Section 2.    Amendment to Credit Agreement. Subject to satisfaction of the conditions of effectiveness set forth in Section 3 of this Amendment, on the Eighth Amendment Effective Date,

2.1          Section 1.02 of the Credit Agreement is hereby amended by amending the following definition to read in its entirety as follows:

“Applicable Margin” means, for any day, with respect to any ABR Loan or Tranche Rate Loan, or with respect to the Commitment Fee Rate, as the case may be, the rate per annum set forth in the Utilization Grid below based upon the Utilization Percentage then in effect:

Utilization Grid
Utilization Percentage	<25%	>25% <50%	>50% <75%	>75% <90%	>90%
Tranche Rate Loans	3.25%	3.50%	3.75%	4.00%	4.25%
ABR Loans	2.25%	2.50%	2.75%	3.00%	3.25%
Commitment Fee Rate	0.50%	0.50%	0.50%	0.50%	0.50%

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Each change in the Applicable Margin shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change; provided that if at any time the Borrower fails to deliver a Reserve Report pursuant to Section 8.12(a), then the “Applicable Margin” means the rate per annum set forth on the grid when the Utilization Percentage is at its highest level until such Reserve Report is delivered.

2.2          Section 1.02 of the Credit Agreement is hereby further amended by deleting the following definition: “Borrowing Base Utilization Percentage”.

2.3          Section 1.02 of the Credit Agreement is hereby further amended by adding the following definition in alphabetical order to read in its entirety as follows:

“Utilization Percentage” means, as of any day, the fraction expressed as a percentage, the numerator of which is the sum of the Revolving Credit Exposures of the Lenders on such day, and the denominator of which is the Aggregate Elected Commitments in effect on such day.

2.4          Article VIII of the Credit Agreement is hereby amended by adding the following Section 8.22 to read in its entirety as follows:

Section 8.22         Mandatory Redemption or Modification of 2024 Senior Notes. On or before June 30, 2023 (or such later date as agreed to in writing by Administrative Agent in its reasonable discretion), the Borrower shall (a) Redeem or refinance the 2024 Senior Notes (in each case, in compliance with Section 9.23 or otherwise in a manner satisfactory to the Majority Lenders), (b) allocate a portion of its cash flow satisfactory to the Administrative Agent and the Majority Lenders that will retire the 2024 Senior Notes on or before November 30, 2023 or (c) amend the terms of the 2024 Senior Notes to extend the scheduled repayment thereof to no earlier than February 15, 2025.

2.5          Section 9.02(i) of the Credit Agreement is hereby amended to read in its entirety as follows:

(i)         Specified Additional Debt; provided that (i) after giving effect to the incurrence of such Debt, no Event of Default shall have occurred and be continuing, (ii) such Debt does not have any scheduled principal payments, mandatory redemption (except as a result of a change of control or asset sale so long as any rights of the holders of such Debt upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Indebtedness that are accrued and payable and termination of all Commitments and, except in the case of the 2024 Senior Notes, the Special Mandatory Redemption (as defined in the 2022 Indenture) and, in the case of the Specified Senior Notes, the Special Mandatory Redemption (as defined in the Specified Notes Indenture)) or maturity date until the date that is one hundred and eighty (180) days following the Maturity Date (or one hundred and twenty (120) days following the Maturity Date in the case of the 2024 Senior Notes and the Specified Senior Notes), (iii) on the same day as the incurrence of such Debt, the Borrowing Base shall be adjusted to the extent required by Section 2.07(f) and prepayment is made to the extent required by Section 3.04(c)(iii) and no Borrowing Base Deficiency would then exist after giving effect to such adjustment and prepayment, (iv) after giving pro forma effect to the incurrence of such Specified Additional Debt (and any concurrent repayment, redemption or satisfaction and discharge of Debt with the proceeds of such incurrence), the Borrower is in pro forma compliance with Section 9.01), (v) such Debt shall have no financial covenants which are not also contained in this Agreement (including after giving effect to an amendment of this Agreement to add such financial covenants) and any such financial covenants shall be no more restrictive than those contained in this Agreement, (vi) the non-financial covenants applicable to such Debt are no more restrictive, taken as a whole, than the non-financial covenants contained in this Agreement (as determined by the Borrower in good faith), (vii) no Subsidiary of the Borrower (other than a Guarantor) is an obligor under such Debt, and (viii) solely with respect to the 2024 Senior Notes, such Debt shall be permitted under this clause (i) so long as the Borrower is in compliance with Section 8.22;

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2.6          Section 9.04 of the Credit Agreement is hereby amended by (i) deleting the word “and” at the end of clause (b), and (ii) amending clause (c) and adding a new clause (d), which clauses (c) and (d) shall read in their respective entireties as set forth below:

(c)         Restricted Payments with respect to its Equity Interests, so long as both immediately before and immediately after giving effect thereto, (i) no Default or Event of Default exists or would result therefrom, (ii) the ratio (calculated on a pro forma basis after giving effect to such Restricted Payment and any Borrowing on the date thereof) of Total Debt as of such date to EBITDAX for the Rolling Period most recently ended, does not exceed 2.25 to 1.00, and (iii) unused availability is not less than 25% of the Aggregate Elected Commitments in effect at such time; and

(d)         other quarterly Restricted Payments with respect to its Equity Interests in an amount not to exceed $4,000,000 in any fiscal quarter, so long as both immediately before and immediately after giving effect thereto, (i) no Default, Event of Default or Borrowing Base Deficiency exists or would result therefrom, and (ii) after giving pro forma effect to such Restricted Payments and any concurrent Borrowing on such date, the Borrower is in pro forma compliance with Section 9.01.

2.7          Section 9.23 of the Credit Agreement is hereby amended to read in its entirety as follows:

Section 9.23         Limitations on Redemptions of Specified Additional Debt. The Borrower will not, and will not permit any other Credit Party to, voluntarily Redeem any Specified Additional Debt prior to its scheduled maturity date; provided, however, the Borrower and the other Credit Parties may convert the Specified Additional Debt into Equity Interests in the Borrower (other than Disqualified Capital Stock) and the Borrower or Subsidiaries may otherwise voluntarily Redeem the Specified Additional Debt (a) with payment made with the proceeds of other Specified Additional Debt so long as (i) such Redemption is made no later than October 1, 2023 (or with respect to the 2024 Senior Notes, such Redemption is made no later than June 30, 2023), and (ii) at the time of and immediately after giving pro forma effect to such Redemption, no Default or Event of Default shall have occurred and be continuing, (b) with net proceeds of an offering of Equity Interests (other than Disqualified Capital Stock) in the Borrower, so long as, in the case of this clause (b), no Default or Event of Default has occurred and is continuing both before and after giving effect to such Redemption and such Redemption occurs substantially contemporaneously with the receipt of such proceeds, (c) with cash (excluding proceeds of Loans), so long as, in the case of this clause (c), (i) no Default or Event of Default exists or would result therefrom and (ii) after giving pro forma effect to such Redemption, the Borrower is in pro forma compliance with Section 9.01, (d) with the proceeds of Loans if pre-approved in writing by all Lenders, so long as, in the case of this clause (d), (i) no Default or Event of Default exists or would result therefrom and (ii) after giving pro forma effect to such Redemption, the Borrower is in pro forma compliance with Section 9.01, (e) with the Special Mandatory Redemption, as defined in and pursuant to the terms of the 2022 Indenture, or the Special Mandatory Redemption, as defined in and pursuant to the terms of the Specified Senior Notes Indenture and (f) otherwise in accordance with Section 8.22(b).

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2.8          Section 10.01(d) of the Credit Agreement is hereby amended to read in its entirety as follows:

(d)         the Borrower or any Restricted Subsidiary shall fail to observe or perform any covenant, condition or agreement contained in Section 8.01(k), Section 8.02, Section 8.03, Section 8.12, Section 8.14, Section 8.17, Section 8.19, Section 8.20, Section 8.22 or in Article IX.

2.9          Annex I of the Credit Agreement is hereby replaced with Annex I attached hereto.

Section 3.    New Borrowing Base Notice; Waiver of Prior Notice for Section 2.07; Aggregate Elected Commitments.

3.1         The parties hereto agree that (i) this Amendment shall serve as (A) the Proposed Borrowing Base Notice pursuant to the requirements of Section 2.07(c)(ii) of the Credit Agreement and (B) the New Borrowing Base Notice pursuant to the requirements of Section 2.07(d) of the Credit Agreement, (ii) any other notice or time period required by the terms of Section 2.07 of the Credit Agreement in connection with the increase in the Borrowing Base or Aggregate Elected Commitments to go in effect on the Eighth Amendment Effective Date is hereby waived, and (iii) the adjustment set forth herein constitutes the Scheduled Redetermination to occur on or about (or promptly after) December 1, 2022 pursuant to Section 2.07(b) of the Credit Agreement.

3.2         As of the Eighth Amendment Effective Date, the Borrowing Base shall be increased to $700,000,000 and the Aggregate Elected Commitments shall be increased to $575,000,000. Such Borrowing Base and Aggregate Elected Commitments shall remain in effect until the next Scheduled Redetermination Date, the next Interim Redetermination Date or as otherwise adjusted in accordance with the Credit Agreement, after giving effect to this Amendment.

3.3          Notwithstanding anything to the contrary in the Loan Documents, the parties hereto agree that:

(a)          the Scheduled Redetermination to occur on or about (or promptly after) April 1, 2023 pursuant to Section 2.07(b) of the Credit Agreement shall instead occur on or about (or promptly after) May 1, 2023 (the “Spring 2023 Redetermination”);

(b)         the Reserve Report in connection with the Spring 2023 Redetermination due on or before March 1, 2023 pursuant to Section 8.12(a) of the Credit Agreement and the Engineering Reports due in connection therewith pursuant to Section 2.07(c)(i) of the Credit Agreement, shall each instead be due on or before April 1, 2023 and such Reserve Report shall be dated as of a date reasonably satisfactory to the Administrative Agent but otherwise in accordance with the requirements of Section 8.12(a) of the Credit Agreement; and

(c)          This Section 3.3 shall not affect any Scheduled Redetermination or corresponding delivery pursuant to the Credit Agreement other than as specifically identified in this Section.

Section 4.    Conditions Precedent as of the Eighth Amendment Effective Date. This Amendment shall become effective on the date, when each of the following conditions is satisfied (or waived in accordance with Section 12.02 of the Credit Agreement):

4.1          The Administrative Agent shall have executed and received from the Lenders and the Borrower, counterparts (in such number as may be requested by the Administrative Agent) of this Amendment signed on behalf of each such Person.

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4.2          The Administrative Agent and the Lenders shall have received all fees and other amounts due and payable on or prior to the date hereof, including without limitation pursuant to any Fee Letter.

4.3          The Administrative Agent shall have received duly executed Notes or restated Notes, as applicable, payable to each Lender requesting a Note in a principal amount equal to its Maximum Credit Amount dated as of the date hereof.

4.4          Immediately before and after giving effect to this Amendment, no Default, Event of Default or Borrowing Base Deficiency shall have occurred and be continuing as of the Eighth Amendment Effective Date.

The Administrative Agent is hereby authorized and directed to declare this Amendment to be effective when it has received documents confirming or certifying, to the satisfaction of the Administrative Agent, compliance with the conditions set forth in this Section 3 or the waiver of such conditions as permitted in Section 12.02 of the Credit Agreement. Such declaration shall be final, conclusive and binding upon all parties to the Credit Agreement for all purposes.

Section 5.    Temporary Calculation of Current Ratio. Section 9.01(b) of the Credit Agreement requires that the Borrower not permit, as of the last day of any fiscal quarter, its Current Ratio as set forth therein to be less than 1.0 to 1.0. Notwithstanding anything to the contrary in the Credit Agreement and subject to the effectiveness of this Amendment, Administrative Agent and the Majority Lenders hereby agree that Section 9.01(b) of the Credit Agreement shall be measured as of the last day of the fiscal quarter ending March 31, 2023 only, such that clause (ii) of the definition of Current Ratio also excludes any current maturities of any 2024 Senior Notes or Specified Senior Notes from such calculation (the “Current Ratio March 2023 Calculation”). The Current Ratio March 2023 Calculation shall not affect the measurement or calculation of the Current Ratio pursuant to Section 9.01(b) of the Credit Agreement for any fiscal quarter other than that specifically identified.

Section 6.    Concerning the New Lender.

6.1         The New Lender has become a Lender upon its execution of this Amendment, and on the Eighth Amendment Effective Date, the New Lender shall assume all rights and obligations of a Lender under the Credit Agreement. The Administrative Agent, the Existing Lenders and the Borrower hereby consent to the New Lender’s acquisition of an interest in the aggregate Commitments and its Applicable Percentage. The Administrative Agent, the Existing Lenders and the Borrower hereby consent to the reallocation set forth herein. The Administrative Agent, the Existing Lenders and the Borrower hereby waive (i) any requirement that an Assignment and Assumption or any other documentation be executed in connection with such reallocation, and (ii) the payment of any processing and recordation fee to the Administrative Agent. In connection herewith, each of the Existing Lenders (collectively, the “Assigning Lenders”, and each, an “Assigning Lender”) irrevocably sells and assigns to the New Lender, and the New Lender hereby irrevocably purchases and assumes from such Assigning Lender, as of the Eighth Amendment Effective Date, so much of such Assigning Lender’s Commitment, outstanding Loans and participations in Letters of Credit, and rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto (including without limitation any guaranties and, to the extent permitted to be assigned under applicable law, all claims (including without limitation contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity), suits, causes of action and any other right of such Assigning Lender against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby), such that each Existing Lender’s and the New Lender’s Maximum Credit Amount, Elected Commitment, Applicable Percentage of the outstanding Loans and participations in Letters of Credit, and rights and obligations as a Lender shall be equal to its Applicable Percentage, Maximum Credit Amount, and Elected Commitment as set forth on Annex I attached hereto. Each Assigning Lender and the New Lender agree that the provisions of the form of Assignment and Assumption attached as Exhibit H to the Credit Agreement shall apply to it as applicable depending on whether it is the assignee or assignor of such “Commitments” as applicable. Each party hereto agrees to execute an Assignment and Assumption to give effect to the foregoing if requested by the Administrative Agent or the Borrower.

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6.2         Upon the Eighth Amendment Effective Date, all Loans and participations in Letters of Credit of the Assigning Lenders outstanding immediately prior to the Eighth Amendment Effective Date shall be, and hereby are, restructured, rearranged and continued as provided in this Amendment and shall continue as Loans and participations in Letters of Credit of each Existing Lender and the New Lender under the Credit Agreement pursuant to this Amendment.

6.3          The New Lender represents and warrants to the Administrative Agent, for the benefit of the Lenders, as follows:

(a)          It has received a copy of the Credit Agreement, together with copies of the most recent financial statements of the Borrower delivered pursuant thereto;

(b)         It has, independently and without reliance upon any Lender or any related party of the Administrative Agent or any Lender (an “Agent-Related Person”) and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Credit Parties and their respective Subsidiaries, and all applicable bank or other regulatory laws relating to the transactions contemplated by the Credit Agreement, and made its own decision to enter into the Credit Agreement and to extend credit to the Borrower and the other Credit Parties under the Credit Agreement; and

(c)          It will, independently and without reliance upon any Lender or any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under the Credit Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, and other condition and creditworthiness of the Borrower and the other Credit Parties.

6.4        On the Eighth Amendment Effective Date, subject to the satisfaction or waiver of the conditions to effectiveness set forth in Section 5 of this Amendment, the New Lender shall be deemed automatically to have become a party to the Credit Agreement and have all rights and obligations of a Lender under the Credit Agreement and the other Loan Documents, each as amended, as if it were an original Lender signatory thereto.

6.5        On the Eighth Amendment Effective Date, the New Lender agrees to be bound by the terms and conditions set forth in the Credit Agreement and the other Loan Documents, each as amended, applicable to the Lenders as if it were an original Lender signatory thereto (and expressly makes the appointment set forth in, and agrees to the obligations imposed under, Article 11 of the Credit Agreement).

6.6         On the Eighth Amendment Effective Date, the New Lender shall become a Lender and the Maximum Credit Amounts of all Lenders shall be as set forth on Annex I attached hereto on Exhibit A to this Amendment.

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Section 7.    Miscellaneous.

7.1          Confirmation. The provisions of the Credit Agreement, as amended by this Amendment, shall remain in full force and effect following the effectiveness of this Amendment.

7.2        Representations and Warranties. The Borrower and each Guarantor hereby (a) acknowledges and consents to the terms of this Amendment and (b) ratifies and affirms its obligations under, and acknowledges its continued liability under, each Loan Document to which it is a party and agrees that each Loan Document to which it is a party remains in full force and effect as expressly amended, restated, supplemented or otherwise modified hereby or otherwise in connection with a delivery made herewith and (c) represents and warrants to the Administrative Agent and the Lenders that as of the date hereof, after giving effect to the terms of this Amendment: (i) all of the representations and warranties contained in each Loan Document to which it is a party are true and correct in all material respects, except that (A) to the extent any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties shall continue to be true and correct in all material respects as of such specified earlier date and (B) to the extent any such representation and warranty is qualified by materiality, such representation and warranty (as so qualified) is true and correct in all respects and (ii) no Default or Event of Default has occurred and is continuing.

7.3         Counterparts. This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by telecopy, facsimile or other electronic means (e.g., .pdf) shall be effective as delivery of a manually executed counterpart hereof.

7.4         Electronic Execution of Loan Documents. The words “execution,” “signed,” “signature,” and words of like import in this Amendment and the other Loan Documents shall be deemed to include electronic signatures or electronic records, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

7.5          No Oral Agreement. This Amendment, the Credit Agreement and the other Loan Documents executed in connection herewith and therewith represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous, or unwritten oral agreements of the parties. There are no subsequent oral agreements between the parties.

7.6          GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.

7.7        Payment of Expenses. The Borrower agrees to pay or reimburse the Administrative Agent for all of its reasonable and documented out-of-pocket costs and expenses incurred in connection with this Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of one law firm acting as counsel to the Administrative Agent.

7.8       Severability. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

7.9         Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

7.10        Miscellaneous. Section 12.09(b), (c) and (d) of the Credit Agreement shall apply to this Amendment, mutatis mutandis.

7.11        Loan Document. This Amendment is a Loan Document.

[SIGNATURES BEGIN NEXT PAGE]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed effective as of the day and year first above written.

BORROWER:

HIGHPEAK ENERGY, INC., a Delaware corporation

By:	/s/ Jack Hightower
Jack Hightower
Chief Executive Officer

GUARANTORS:

HIGHPEAK ENERGY ACQUISITION CORP., a Delaware corporation HIGHPEAK ENERGY EMPLOYEES, INC., a Delaware corporation LAZY JJ PROPERTIES, LLC, a Delaware limited liability company

By:	/s/ Jack Hightower
Jack Hightower
Chief Executive Officer

HIGHPEAK ENERGY ASSETS, LLC, a Delaware limited liability company HIGHPEAK ENERGY HOLDINGS, LLC, a Delaware limited liability company

By:	/s/ Jack Hightower
Jack Hightower
President

EIGHTH AMENDMENT TO CREDIT AGREEMENT – Signature Page

ADMINISTRATIVE AGENT:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:	/s/ Matthew W. Coleman
Name:	Matthew W. Coleman
Title:	Managing Director

LENDERS:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender and as an Issuing Bank

By:	/s/ Matthew W. Coleman
Name:	Matthew W. Coleman
Title:	Managing Director

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LENDERS:

FIFTH THIRD BANK, NATIONAL ASSOCIATION, as a Lender and as an Issuing Bank

By:	/s/ Dan Condley
Name:	Dan Condley
Title:	Managing Director

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LENDERS:

CITIZENS BANK N.A., as a Lender

By:	/s/ David Baron
Name:	David Baron
Title:	Senior Vice President

EIGHTH AMENDMENT TO CREDIT AGREEMENT – Signature Page

LENDERS:

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Megan Baqui
Name:	Megan Baqui
Title:	Director

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LENDERS:

CREDIT SUISSE AG, NEW YORK BRANCH, as a Lender

By:	/s/ Komal Shah
Name:	Komal Shah
Title:	Authorized Signatory

By:	/s/ Michael Wagner
Name:	Michael Wagner
Title:	Authorized Signatory

EIGHTH AMENDMENT TO CREDIT AGREEMENT – Signature Page

LENDERS:

BOKF, NA dba BANK OF TEXAS, as a Lender

By:	/s/ Scott Miller
Name:	Scott Miller
Title:	Senior Vice President

EIGHTH AMENDMENT TO CREDIT AGREEMENT – Signature Page

LENDERS:

AMARILLO NATIONAL BANK, as a Lender

By:	/s/ Rob Mansfield
Name:	Rob Mansfield
Title:	SVP

EIGHTH AMENDMENT TO CREDIT AGREEMENT – Signature Page

LENDERS:

UMB BANK N.A., as a Lender

By:	/s/ Erica Spencer
Name:	Erica Spencer
Title:	Senior Vice President

EIGHTH AMENDMENT TO CREDIT AGREEMENT – Signature Page

LENDERS:

ZIONS BANCORPORATION, N.A., dba AMEGY BANK, as a Lender

By:	/s/ Jill McSorley
Name:	Jill McSorley
Title:	Senior Vice President – Amegy Bank Division

EIGHTH AMENDMENT TO CREDIT AGREEMENT – Signature Page

NEW LENDER:

TEXAS CAPITAL BANK, as a Lender

By:	/s/ Jared R. Mills
Name:	Jared R. Mills
Title:	Executive Director

Annex I – Page 1